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                                                                   EXHIBIT 10.71

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND IT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS IT HAS BEEN SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                DRKOOP.COM, INC.
                             NOTE DUE JUNE 5, 2001

                                                   $350,000.00

     drkoop.com, Inc., Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Commonwealth Associates, L.P. or its assigns (the "Payee"), on June 5, 2001, the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00), without interest. If there shall be a default in the payment of the unpaid principal amount when such principal amount shall have become due and payable (whether at maturity, by acceleration or otherwise), the unpaid principal amount shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount at the rate of eight percent (8%) per annum.

     The Company shall have the right to prepay all or any part of the principal amount of this Note without penalty.

     This Note shall accelerate and the entire principal amount shall become due and payable upon the occurrence of any of the following events:

          (1) a closing of the Private Placement (as defined in that certain engagement letter agreement, dated June 5, 2000, between the Company and the Payee);

          (2) a merger or consolidation of the Company with or into any other corporation or corporations where the stockholders of the Company immediately prior to such event do not retain more than a 50% voting power and interest in the successor entity or a sale of substantially all assets of the Company;

          (3) the Company shall have received gross proceeds equal to or exceeding $10,000,000 or more in one or more sales of securities;

          (4) the Company shall become insolvent or admits its inability to pay its debts as they become due, or any proceeding shall be instituted by the Company seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition or other relief with respect to it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or any similar law now or hereafter in effect, or seeking appointment of a receiver, trustee, liquidator, custodian or other similar official for it or for any part of its property, or the
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Company shall consent by answer or otherwise to any such relief or to the institution of any such proceeding against it;

          (5) any proceeding is instituted against the Company seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition or other relief with respect to it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or any similar law now or hereafter in effect, or seeking appointment of a receiver, trustee, custodian, liquidator or other similar official for it or for any part of its property which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of forty-five (45) days;

          (6) a receiver, trustee, liquidator, custodian or other similar official is appointed for any part of the Company's assets;

          (7) any assignment is made for the benefit of the Company's creditors; or

          (8) the Company shall take any action in contemplation of dissolution or other winding up.

     This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

     All notices and other communications provided for under or otherwise made in connection with this Note shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, (i) if to the Company, at its address 700 N. Mopac, Suite 400, Austin, TX 78731, Attention Chief Executive Officer, and (ii) if the Payee, at its address 830 Third Avenue, New York, New York 10022. Except as otherwise provided in this Note, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answer back received or confirmed, by telex or facsimile transmission, respectively, addressed as aforesaid.

     No failure or delay on the part of the Payee in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.

     This Note sets forth the entire agreement of the Company and the Payee with respect to this Note. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Company therefrom shall be effective unless the same shall be in writing
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and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     This Note shall be binding upon the Company and its legal representatives, successors and assigns and the terms hereof shall inure to the benefit of the Payee and its legal representatives, successors and assigns, including subsequent holders hereof.

     The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

     The Company agrees that in any action or proceeding brought on or in connection with this Note (i) the Supreme Court of the State of New York for the County of New York, or (in a case involving diversity of citizenship) the United States District Court of the Southern District of New York, shall have jurisdiction of any such action or proceeding, to which jurisdiction the Company irrevocably submits, irrevocably waiving any objection to the laying of venue in any such court and further irrevocable waiving any claim that any such action or proceeding in any such court is in an inconvenient forum, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Payee upon the Company by registered or certified mail directed to the Company as its address referenced above, the Company hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing the Company shall appear or answer to any summons and complaint or other process, and should the Company fail to appear to answer within said thirty (30) day period, it shall be deemed in default and judgment may be entered by the Payee against the Company for the amount as demanded in any summons or complaint or other process so served.

     The Company agrees to pay all expenses incurred by the Payee in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorney's fees and disbursements.

     The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this instrument. The obligation to make payments to the Payee hereunder is absolute and unconditional and the rights of said Payee shall not be subject to any defense, set-off, counterclaim or recoupment which the Company may have against the Payee or by reason of any indebtedness or liability at any time owing by the Payee to the Company or otherwise. In the event that this Note is negotiated, endorsed, assigned, transferred, hypothecated and/or pledged, the obligations of the Company hereunder shall continue in full force and effect.

     THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE PAYEE, HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT,
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AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THIS NOTE OR ANY TRANSACTIONS
HEREUNDER. NO OFFICER OF THE PAYEE HAS AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its seal on this 5th day of June, 2001.


                                     DRKOOP.COM, INC.



                                     By:  /s/ Donald Hackett
                                          ------------------
                                          Name: Donald Hackett
                                          Title:  CEO